                                                                   EXHIBIT 10.18

                             SPONSORSHIP AGREEMENT

This Sponsorship Agreement ("Agreement") is entered into as of the 14th day of May, 1999 ("Effective Date"), by and between Intuit Inc. a Delaware corporation, located at 2550 Garcia Ave., Mountain View, California 94043 ("Intuit"), and Stamps.com Inc., a Delaware corporation, located at 2900 31st Street, Suite 150, Santa Monica, CA 90405-3035 ("Client").

                                   RECITALS

A. Intuit maintains sites on the Internet at http://www.quicken.com (the "Quicken.com Site") and at http://www.quickbooks.com (the "QuickBooks
                                -------------------------
     Site"), and owns, manages or is authorized to place advertising on the following affiliated Web sites worldwide http://www.quicken.excite.com
                                              -----------------------------
     ("Excite Money & Investing Site"), http://www.quicken.webcrawler.com
                                        ---------------------------------
     ("WebCrawler Money & Investing Site"), and http://www.quicken.aol.com
                                                --------------------------
     ("AOL.com Personal Finance Site") (all such sites, including the Quicken.com Site and QuickBooks Site, collectively referred to as the "Intuit Sites"). Within the Intuit Sites, content is organized into topical channels ("Channels").

B. Intuit maintains the Quicken'99 software product into which Banner Advertisements are served ("Quicken Software").

C. Client is engaged in the business of the sale and delivery of electronic postage at its Web site located at http://www.stamps.com (the "Client Site").

D. Client wishes to promote its business to users of the Intuit Sites through promotions and advertising in various portions of the Intuit Sites.

Therefore, the parties agree as follows:


1.   ADDITIONAL DEFINITIONS

1.1 "Above-the-Fold" means the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

1.2 "Banner Advertisement" means advertisements consisting of billboard-like graphics displayed in a standardized specific location on the Intuit Sites, which advertisements click-through to the Client Site, or such other address mutually agreed upon by the parties from time to time.

1.3 "Channel Home Page" means, with respect to any Channel the introductory or welcome page for such Channel.

1.4 "Client Competitor" means any of the entities listed on Exhibit A to this Agreement, as such list may be amended by mutual agreement by the parties, provided such entity derives any of its annual gross revenues from the sale or delivery of electronic postage or postage meters.

1.5 "Client Graphic" means those mutually agreed upon graphics, artwork, logos, descriptions and other material provided by Client for use on the Intuit Sites.

1.6 "Impression" is generated where a User's browser software requests a file via the World Wide Web service of the Internet, where such file contains a Banner Advertisement or Link.

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1.7  "Launch Date" means [***]
                          ---

1.8 "Link" means a hypertext text and/or graphic link from the Intuit Sites to the Client's Site.

1.9 "Net Transaction Revenues" means the aggregate amount of transaction fees received by Client during the Term from a New Customer for the purchase of U.S. postage from Client by such New Customer, less amounts attributable to taxes, shipping, returns, bad debt, handling, credit card charges and similar charges (collectively, "Deductions"). Notwithstanding the foregoing, such Deductions, with the exception of credit card charges, shall not exceed an aggregate of [***] of such transaction fees.
                                       ---

1.10 "New Customer" means a User who (a) registers for Client's service using a unique credit card number, electronic mail address or name not previously received by Client, and (b) purchases U.S. postage from Client's service.

1.11 "Sponsor Client Graphic" means a Client Graphic which indicates Client as a "Sponsor" with respect to the sale or delivery of electronic postage, which graphics click-through to the Client Site, or such other address mutually agreed upon by the parties from time to time.

1.12 "User" means any person or entity that accesses one or more pages on the Intuit Sites and is transported via the World Wide Web from the Intuit Site to the Client's Site.

2.   SMALL BUSINESS CHANNEL PROMOTION

2.1  Promotions. Commencing on the Launch Date and continuing throughout the
     ----------
     Term, Intuit shall promote Client on the "Small Business" Channel of the Quicken.com Site, Excite Money & Investing Site and WebCrawler Money & Investing Site as follows:

     2.1.1 A Sponsor Client Graphic consisting of 160x40 pixels shall be rotated amongst the following pages (or their successor pages, if any): (1) "Starting a Business" page, (2) "Managing your Business" page, (3) "Marketing" page, (4) "Legal Issues" page, and (5) "Taxes & Accounting" page. Each such Sponsor Client Graphic shall be Above the Fold.

     2.1.2 A Sponsor Client Graphic of 88x31 pixels to be found at the bottom of each page where a sponsorship strip exists.

     2.1.3 A text Link to be located Above-the-Fold in a text sponsor bar on the "Small Business" Channel home page of the Quicken.com Site, Excite Money & Investing Site and WebCrawler Money & Investing Site.

     2.1.4 A text Link on the "Products & Promos" area of the "Small Business" Channel Home Page of the Quicken.com Site, Excite Money & Investing Site and WebCrawler Money & Investing Site.

     2.1.5 A Sponsor Client Graphic consisting of a minimum number of pixels mutually agreed upon by the parties, will appear on the "Small Business Mailing/Shipping, OnLine Postage" page in the "Small Business" Channel, when such page is made publicly available on the applicable Intuit Sites. Such graphic shall be displayed in a position mutually agreed upon by the parties.

2.2  Email Promotions. Intuit will place a Sponsor Client Graphic consisting of
     ----------------
     a minimum of 234x60 pixels, with a mutually agreed upon text in two (2) mutually agreed upon, small business email newsletters sent by Intuit, to all its registered small business users who have elected to receive such newsletter ("Small Business Newsletters"). Client shall be the only sponsor in each Small Business Newsletter. For the avoidance of doubt, it is understood that the Small Business Newsletters shall not contain advertisements

-----------------------
     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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     (excluding any editorial content or directory listings which include third parties that are not Client Competitors) for any entity, other than Client.

2.3  Additional Banner Advertisements. Commencing on the Launch Date and
     --------------------------------
     continuing throughout the Term, Intuit will include on the Quicken.com Site, Banner Advertisements consisting of 468x60 pixels.

2.4  Total Small Business Impressions. Intuit estimates but does not guarantee
     --------------------------------
     to deliver [***] Impressions of Client's Banner Advertisements, Client
                 ---
     Graphics and Links described in this Section 2 during the entire Term of this Agreement. Intuit acknowledges it is Client's preference to have Intuit deliver such Impressions as follows:

          [***]
           ---

     If Intuit fails to deliver such Impressions during the twelve (12) month period following the Launch Date, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties, until such Impressions have been delivered.

3.   [***] PROMOTION
      ---

3.1  Promotions. Commencing on the day after the date on which the [***]
     ----------                                                     ---
     available and continuing throughout the Term, Intuit shall promote Client on the [***] of the Quicken.com Site, Excite Money & Investing Site,
             ---
     WebCrawler Money & Investing Site, and AOL.com Personal Finance Site as follows:

     3.1.1 A Sponsor Client Graphic of a pixel size mutually agreed upon by the parties, shall be rotated throughout the "Features and Deals" area. Each such Sponsor Client Graphic shall be Above the Fold.

     3.1.2 A Sponsor Client Graphic of 88x31 pixels to be found at the bottom of each page where a sponsorship strip exists.

3.2  Additional Banner Advertisements. Commencing on the Launch Date and
     --------------------------------
     continuing throughout the Term, Intuit will include on the Quicken.com Site, Excite Money & Investing Site, WebCrawler Money & Investing Site, and AOL.com Personal Finance Site, Banner Advertisements consisting of 468x60 pixels.

3.3  Total [***] Impressions. Intuit estimates but does not guarantee to deliver
     -----------------------
     [***] Impressions of Client's Banner Advertisements and Client Graphics
      ---
     described in this Section 3 during the entire Term of this Agreement. Intuit acknowledges it is Client's preference to have Intuit deliver such Impressions as follows:

          [***]
           ---

     If Intuit fails to deliver such Impressions during the twelve (12) month period following the Launch Date, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties, until such Impressions have been delivered.

4.   QUICKEN.COM SITE HOME PAGE PROMOTION

4.1  Promotions. Commencing on the Launch Date and continuing for a period of
     ----------
     six (6) months throughout the Term, as mutually agreed by the parties, Intuit shall promote Client on the Quicken.com Site home page, with a Sponsor Client Graphic of 88x31 pixels to be found at the bottom of such home page.

4.2  Total Impressions. Intuit estimates but does not guarantee to deliver [***]
     -----------------                                                      ---
     Impressions of Client's Sponsor Graphics described in this Section 4 during the period agreed upon by the parties. If Intuit fails to deliver

--------------------
     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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     such Impressions during the agreed upon time period, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties until such Impressions have been delivered.

5.   QUOTES PLUS TAB EXCITE MONEY & INVESTING SITE PROMOTION

5.1  Promotions. Commencing on the Launch Date and continuing for a period of
     ----------
     six (6) months throughout the Term, as mutually agreed by the parties, Intuit shall promote Client on the "Quotes Plus" tab within the "Investment" Channel of the Excite Money & Investing Site with a Sponsor Client Graphic of 160x40 pixels will be included Above the Fold at each of the following "Quotes Plus" page tabs: (1) "Insider Trading", (2) "Comparison", (3) "Company Profile", (4) "Broker Research", (5) "Analysts", and (6) "Alerts".

5.2  Total Impressions. Intuit estimates but does not guarantee to deliver [***]
     -----------------                                                      ---
     Impressions of Client's Sponsor Graphics described in this Section 5 during the period agreed upon by the parties. If Intuit fails to deliver such Impressions during the agreed upon time period, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties until such Impressions have been delivered.



6.   QUICKBOOKS SITE PROMOTION

6.1  Banner Advertisements. Commencing on the Launch Date and continuing
     ---------------------
     throughout the Term, Intuit will include Banner Advertisements consisting of 468x60 pixels on the QuickBooks Site.

6.2  Total Impressions: Intuit estimates but does not guarantee to deliver [***]
     -----------------                                                      ---
     Impressions of Banner Advertisements described in this Section 6 during the Term of this Agreement. Intuit acknowledges it is Client's preference to have Intuit deliver such Impressions as follows:

          [***]
           ---

     If Intuit fails to deliver such Impressions during the twelve (12) month period following the Launch Date, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties, until such Impressions have been delivered.

7.   QUICKEN SOFTWARE PROMOTION

7.1  Banner Advertisements. Commencing on the Launch Date and continuing
     ---------------------
     throughout the Term, Intuit will serve Banner Advertisements consisting of 468x60 pixels into the Quicken Software.

7.2  Total Impressions: Intuit estimates but does not guarantee to deliver [***]
     -----------------                                                      ---
     Impressions of Banner Advertisements described in this Section 7 during the Term of this Agreement. Intuit acknowledges it is Client's preference to have Intuit deliver such Impressions as follows:

          [***]
           ---

     If Intuit fails to deliver such Impressions during the twelve (12) month period following the Launch Date, Intuit agrees to run such promotions in equivalent areas and placement, as mutually agreed upon by the parties, until such Impressions have been delivered.

8.   LAUNCH DATE, RESPONSIBILITY FOR INTUIT SITES AND REPORTING

8.1  Client Obligations.  Client will use reasonable efforts to assist Intuit in
     ------------------
     implementing the promotional placements and advertising described in the Agreement. The parties recognize that the Launch Date can be met only if Client provides final versions of all Client Graphics, text, Banner Advertisements and other promotional media and valid URL links necessary to implement the promotional placements and

------------------
     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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     advertising described in this Agreement (collectively, "Impression
     Material") to Intuit at least ten (10) days prior to the Launch Date.

8.2  Untimely Delivery Options. In the event that Client fails to provide the
     -------------------------
     Impression Material to Intuit at least ten (10) days in advance of the Launch Date, Intuit may, at its sole discretion (i) reschedule the Launch Date to the earliest practicable date according to the availability of Intuit's engineering resources after delivery of the complete Impression Material or (ii) commence delivery of Impressions based on Impression Material in Intuit's possession at the time and/or reasonable placeholders created by Intuit.

8.3  Intuit Sites.  Intuit will have sole responsibility for providing, hosting
     ------------
     and maintaining, at its expense, the Intuit Sites. Subject to the terms and conditions set forth herein, including without limitation, the obligations of Intuit set forth in Sections 2-7, Intuit will have sole control over the "look and feel" of the Intuit Sites including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and the promotional links. Notwithstanding the above, Client acknowledges that the Banner Advertisements may be served by a third party authorized by Intuit ("Authorized Advertisement Server")

8.4  Reports. Intuit or its Authorized Advertisement Server will provide Client
     -------
     with monthly reports ("Usage Reports") substantiating the number of Impressions of Client's Banner Advertisements, Client Graphics, Sponsor Client Graphics and Links displayed on the Intuit Sites, the total number of click-throughs generated by each such advertisement or graphic, and such other information as the parties shall mutually agree.

8.5  Records/Audit. Intuit will maintain accurate records with respect to the
     -------------
     calculation of Impressions delivered pursuant to this Agreement. Client may, upon no less than thirty (30) days prior written notice to Intuit, cause an independent Certified Public Accountant to inspect all relevant records of Intuit upon which the calculation of Impressions under the Usage Reports are based during Client's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Client unless the number of Impressions are determined to have been less than ninety-five percent (95%) of the Impressions due to Client, in which case Client will be responsible for the payment of the reasonable
     fees for such inspection.   In addition, if the audit reveals such
     shortfall in the number of Impressions generated, Intuit shall continue to display Client's Banner Advertisements, Client Graphics, Sponsor Client Graphics and Links on the Intuit Sites as set forth herein. The audit rights set forth herein shall continue for one (1) year following the termination of this Agreement for any reason. No such audit may occur more than once a year during the Term.

9.   EXCLUSIVITY

     Throughout the Term Intuit will not place, and will not allow any party acting on its behalf to place, any graphic, link or other form of advertising or media on any page of the Quicken.com Site and/or on any page on the AOL.com Personal Finance Site (other than the Channel Home Page), which markets or promotes any electronic postage product, postage meter and/or service ("Postage Products") offered by a Client Competitor. Notwithstanding the above, Intuit may include editorial content or tools about or from a Client Competitor and include Client Competitors in directory listings.

10.  FEES

10.1 Sponsorship, Advertising and Exclusivity Fees.  Client will pay Intuit
      ---------------------------------------------
     sponsorship and advertising fees of $2,644,010 and an exclusivity fee of $661,003. Such fees shall be paid to Intuit as follows. An initial fee of $[***] shall be due and payable on the Effective Date. The remaining
       ---
     balance of $[***] shall be paid to Intuit in 12 equal monthly installments
                  ---
     of [***]. Each monthly installment should be payable in advance and due no
         ---
     later than the fifth (5th) of the month.

-------------------
     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       5
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10.2 Transaction Fees.  Separate and apart from the fees in Subsection 10.1 above, at such time as Client has acquired [***] New Customers (the
                                                 ---
     "Minimum Customer Number") Client will pay Intuit [***] of the Net
                                                        ---
     Transaction Revenues it receives from each New Customer acquired by Client above the Minimum Customer Number ("Transaction Fee"). Within fifteen (15) days after the end of each month, Client will provide a monthly report (the "Transaction Fee Report") to Intuit. The Transaction Fee Report will report the Net Transaction Revenue and Transaction Fees for such month. All Transaction Fees due per the Transaction Fee Report will be paid with the submission of such Report.

10.3 Records/Audit.  Client will maintain accurate records with respect to the
     -------------
     calculation of all Transaction Fees due under this Agreement. Intuit may, upon no less than thirty (30) days prior written notice to Client, cause an independent Certified Public Accountant to inspect all relevant records of Client upon which the calculation of such payments are based during Client's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Intuit unless the payments made to Intuit are determined to have been less than ninety-five percent (95%) of the payments actually owed to Intuit, in which case Client will be responsible for the payment of the reasonable fees for such inspection. In addition, Client shall immediately remit payment to Intuit for the full amount of any disclosed shortfalls. The audit rights set forth herein shall continue for one (1) year following the termination of this Agreement for any reason. No such audit may occur more than once a year during the Term.

10.4 Cost and Expenses.  Unless otherwise provided in this Agreement, each
      ------------------
     party shall bear its own costs and expenses in connection with its activities performed under this Agreement.

11.  PUBLICITY

     Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, the parties agree to issue a mutually acceptable initial press release regarding the relationship between Intuit and Client, within thirty (30) days of the Effective Date unless agreed otherwise by the parties.

12.  TERM AND TERMINATION

12.1 Term. Unless otherwise terminated as specified in this Section 12, the
     ----
     term of this Agreement shall begin on the Effective Date and will not end until the later of (a) twelve (12) months from the Launch Date; or (2) the date Intuit displays a total of 176,717,916 Impressions in accordance with the terms set forth herein ("Term").

12.2 Termination. Either party may terminate this Agreement if the other party
     -----------
     materially breaches a material obligation hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach and the notifying party's intention to terminate. All undisputed payments that have accrued prior to the termination or expiration of this Agreement for any reason will be payable in full within thirty (30) days thereof. In addition, upon the termination of this Agreement by Client for any reason, a pro-rata amount of the Monthly Payment Fee shall be refunded to Client calculated as follows: the Monthly Payment Fee less the cost of the Impressions displayed for such month as of the effective date of the termination, calculated on an average CPM basis.

12.3 Survival.  The provisions of Section 6.5, Section 10.3, Section 12.3,
     --------
     Section 13.1, Section 14, Section 15, Section 16, Section 17, and Section 18 will survive any termination or expiration of this Agreement.

---------------------
     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                       6
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12.4 Renewal.  If Intuit elects to provide advertising, sponsorship or other
     -------
     promotional space on all or any portion of the Intuit Sites for a Client Competitor, Intuit agrees to negotiate with Client in good faith regarding such promotional opportunity. In the event the parties fail to reach agreement within ten (10) business days following the commencement of such good faith negotiations (or such later date as the parties may agree to), Intuit may offer the opportunity to any third party on terms and conditions no less favorable then those offered to Client.

13.  TRADEMARK OWNERSHIP AND LICENSE

13.1 Ownership. Client will retain all right, title and interest in and to its
     ---------
     trademarks, service marks and trade names worldwide, subject to the limited license granted to Intuit hereunder. Intuit will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Client hereunder.

13.2 License. Each party hereby grants to the other a non-exclusive, limited
     -------
     license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as shall be established or changed from time to time in each party's sole discretion. Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except as the parties may agree in writing or to the extent permitted by applicable law.

14.  CONTENT OWNERSHIP

     Client will retain all right, title and interest in and to the Client Site worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein. Intuit will retain all right, title, and interest in and to the Intuit Sites worldwide including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein.

15.  CONFIDENTIALITY AND USER DATA

15.1 Definition. For the purposes of this Agreement, "Confidential Information"
     ----------
     means this Agreement, and all information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary" at the time of disclosure. In addition, the Usage Reports are considered to be confidential to Intuit.

15.2 Exclusions. Confidential Information will not include information that (i)
     ----------
     is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation,
     (iii) the receiving party rightfully knew prior to receiving such information from the disclosing party or (iv) the receiving party develops independent of any information originating from the disclosing party.

15.3 Restrictions. Each party agrees (i) that it will not disclose to any third
     ------------
     party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

15.4 User Data.  All information and data provided to Intuit by users of the
     ---------
     Intuit Sites or otherwise collected by Intuit relating to user activity on the Intuit Sites shall be retained by and owned solely by Intuit. All information and data provided to Client by users of the Client Site or otherwise collected by Client relating to user activity on the Client Site shall be retained by and owned solely by Client. Each party agrees to usesuch information only as authorized by the user and shall not disclose, sell, license, or otherwise transfer any such information to any third party (except as required by law) or use the user information for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information.

15.5 Limitations. Notwithstanding the foregoing, each party may disclose
     -----------
     Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

16.  WARRANTY/INDEMNITY/DISCLAIMER OF WARRANTIES

16.1 By Client. Client represents and warrants that (i) it has full power and
     ---------
     authority to enter into this Agreement; (ii) entering into and performance of this Agreement by Client does not violate, conflict with, or result in a material default under any other contract or agreement to which Client is a party, or by which it is bound; and (iii) it has the right to make available the services on the Client Site.

16.2 By Intuit.  Intuit represents and warrants that (i) it has full power and
     ---------
     authority to enter into this Agreement; (ii) entering into and performance of this Agreement by Intuit does not violate, conflict with, or result in a material default under any other contract or agreement to which Intuit is a party, or by which it is bound; and (iii) it has the right to make available on the Intuit Sites the Banner Advertisements, Sponsor Client Graphics, Links and other advertisements placed hereunder.

16.3 By Client.  Client will defend and/or settle any third party claim brought
     ---------
     against Intuit, its affiliates, officers, directors, employees, consultants and agents arising from: (1) a breach of Client's representations or warranties under Section 16.1; (2) any claim that Client's Impression Materials infringe or violate any third party's copyright, U.S. patent, trade secret, any patent outside of the US which Client has knowledge of, or trademark; or (3) content provided by Client for the Client Site or the products and services of Client offered on the Client Site, and will pay resulting costs, damages and reasonable attorneys' fees finally awarded, provided that Intuit promptly notified Client in writing of any and all such claims. Client has sole control of the defense and all related settlement negotiations and Intuit reasonably cooperates with Client with the defense and/or settlement thereof, at Client's expense.
     Notwithstanding the foregoing, Client shall not, without Intuit's prior written consent (which consent shall not be unreasonably withheld or delayed), make any such settlement that imposes any obligation, financial or otherwise, upon Intuit. Intuit may not settle or compromise such claim, action or allegation, except with the prior written consent of Client. Intuit may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim, action or allegation, at Intuit's cost and expense.

16.4 By Intuit.  Intuit will defend and and/or settle any third party claim
     ---------
     brought against Client, its affiliates, officers, directors employees, consultants and agents arising from (1) a breach of Intuit's representations or warranties under Section 16.2; or (2) any claim arising from the Intuit Sites other than content or services provided by Client, and will pay resulting costs, damages and reasonable attorneys' fees finally awarded, provided that Client promptly notifies Intuit in writing of any and all such claims. Intuit has sole control of the defense and all related settlement negotiations, and Client reasonably cooperates with Intuit with the defense and/or settlement thereof at Intuit's expense. Notwithstanding the foregoing, Intuit shall not, without Client's prior written consent (which consent shall not be unreasonably withheld or delayed), make any such settlement that imposes any obligations, financial or otherwise, upon Client. Client may not settle or compromise such claim, action or allegation, except with the prior written consent of Intuit. Client may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim, action or allegation, at Client's costs and expense.

16.5 DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY
     ----------
     WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

17.  LIMITATION OF LIABILITY

     EXCEPT UNDER SECTIONS 15 AND 16, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER

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

     BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT UNDER SECTIONS 15 AND 16), WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS TO BE PAID BY CLIENT TO INTUIT HEREUNDER.

18.  GENERAL

18.1 Assignment.  Neither party may assign this Agreement, in whole or in part,
     ----------
     without the other party's written consent (which will not be unreasonably withheld or delayed); provided however, that either party may assign its rights and obligations hereunder in the event of a sale of all, or substantially all of such party's assets related to this Agreement, whether by merger, reorganization, operation of law or otherwise, or (2) either party's assignment and/or delegation of its rights and responsibilities hereunder to a wholly-owned subsidiary or joint venture in which the assigning party holds an interest. Any attempt to assign this Agreement other than as permitted above will be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of both parties, their successors and permitted assigns.

18.2 Applicable Law and Jurisdiction.  This Agreement and the performance of
     -------------------------------
     the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., except that body of law concerning conflicts of laws. In any action relating to the parties, the parties consent to jurisdiction in a state or federal court in Santa Clara County, California.

18.3 Notice. Unless otherwise stated, all notices required under this Agreement
     ------
     shall be in writing and shall be considered given (i) when delivered personally, (ii) within five (5) days of mailing, certified mail, return receipt requested and postage prepaid (iii) one (1) day after deposit with a commercial overnight carrier, or (iv) when delivered by facsimile transmission. All communications will be addressed as follows (unless changed by notice):


          To Client:               Stamps.com
                                   2900 31st Street, Suite 150
                                   Santa Monica, CA 90405-3035
                                   Attn: Vice President, Business Development

          To Intuit:               If hand delivered or faxed:
                                   --------------------------
                                   Intuit Inc.
                                   2535 Garcia Avenue MS 2550
                                   Mountain View, California  94043
                                   Attn:  General Counsel
                                   Phone:  650.944.6000
                                   Fax:  650.944.5656

                                   If mailed:
                                   ---------
                                   Intuit Inc.
                                   P.O. Box 7850 MS 2550
                                   Mountain View, CA  94039-7850
                                   Attn:  General Counsel

18.4 No Agency.  The parties are independent contractors and will have no power
     ---------
     or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

18.5 Force Majeure.  Any delay in or failure of performance by either party
     -------------
     under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages, failures of the Internet, and Client's failure to obtain any necessary governmental approval required in connection with the performance of its obligations hereunder.

18.6 Severability.  In the event that any of the provisions of this Agreement
     ------------
     are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

18.7 Entire Agreement.  This Agreement is the complete and exclusive agreement
     ----------------
     between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

18.8 Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
     which will serve to evidence the parties' binding agreement.

Client:  Stamps.com Inc.                 Intuit Inc.
         ---------------

By:     __________________________       By:    _______________________

Name:   __________________________       Name:  _______________________

Title:  __________________________       Title: _______________________

Date:   __________________________       Date:  _______________________

                                   EXHIBIT A

                              CLIENT COMPETITORS


E-Stamp

Pitney Bowes

Neopost

United States Postal Service
Francotype Postalia
Ascom

The parties shall meet on a quarterly basis to determine what, if any, changes shall be made to the Client Competitor list. Notwithstanding the above, in the event a Client Competitor is acquired by a third party which is involved in the sales and/or marketing of goods and services outside of electronic postage products, postage meters and/or postage services ("Non Postage Products"), Intuit shall be restricted from promoting the Postage Products of such entity but shall not be restricted from marketing and/or promoting the Non Postage Products of such entity.

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